As filed with the Securities and Exchange Commission on July 11, 2005

                                                      Registration No.333-
________________________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  -------------
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                  ------------

                              COMMUNITY BANKS, INC.
               (Exact name of issuer as specified in its charter)

             Pennsylvania                                  23-2251762
            --------------                                -----------
   (State or other jurisdiction of                      (I.R.S. Employer
   incorporation or organization)                      Identification No.)


                    750 East Park Drive, Harrisburg, PA 17111
               (Address of Principal Executive Offices) (Zip Code)

                             Community Banks, Inc.
         Substitute PennRock Financial Services Corp. Omnibus Stock Plan
                            (Full title of the Plan)


                     Donald F. Holt, Chief Financial Officer
                              Community Banks, Inc.
                               750 East Park Drive
                         Harrisburg, Pennsylvania 17111
                     (Name and address of agent for service)

                                 (717) 920-1698
          (Telephone number, including area code, of agent for service)
                                 --------------

                                   Copies to:

                         Mary Alice Busby, Esquire
                         Mette, Evans & Woodside
                         1105 Berkshire Boulevard, Suite 320
                         Wyomissing, PA  19610
                         (610) 374-1135

                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------

                                            Proposed           Proposed
 Title of         Amount                    maximum            maximum          Amount of
securities        to be                     offering           aggregate        registration
  to be           registered                price              offering         fee
registered        (1)                       per share(2)       price (2)
_____________________________________________________________________________________________
Common            47,816                     $14.61             $698,592       $82.00
Stock             shares
($5.00            (with Rights)
par value)
(and associated
Stock Purchase
Rights) (3)
-------------------------------------------------------------------

(1) In accordance with Rule 416, this Registration Statement shall also register any additional shares of the Registrant's common stock which may become issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions, as provided by the Plan.

(2) Shares are being registered for Community stock options issued in substitution for PennRock Financial Services Corp. stock options. The offering (exercise) price per share has been computed and is fixed according to the agreement and plan of merger with PennRock Financial Services Corp. The exercise price ranges from $8.92 to $14.61 per share. The maximum aggregate offering price has been computed pursuant to Rule 457(h)(1) based on the exercise prices of the substitute stock options.

(3) Prior to the occurrence of certain events, the Stock Purchase Rights will not be evidenced separately from the Common Stock.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

         The following documents are incorporated by reference in this Registration Statement:

          (a) Community's Annual Report on Form 10-K for the year ended December 31, 2004.

          (b) Community's Quarterly Report on Form 10-Q for the quarter ended March 31, 2005.

          (c) Community's Current Reports on Form 8-K filed with the SEC on January 19, 2005; February 9, 2005; April 19, 2005; May 16, 2005;
               June 1, 2005; July 1, 2005 and July 6, 2005.

          (d) All other reports filed by Community pursuant to sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 2004.

          (e) The description of Community's common stock contained in Community's Registration Statement on Form 8-A dated May 13, 2002, and any amendment or report filed for the purpose of updating such description, filed pursuant to the Exchange Act.

          (f) The description of Community's Shareholder Rights Plan which is attached as an exhibit to Community's registration statement on Form 8-A, filed with the Securities and Exchange Commission on February 27, 2002.

         All documents subsequently filed by Community pursuant to sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.
         -------------------------

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

         Certain legal matters in connection with the Plan have been passed upon for Community by the law firm of Mette, Evans & Woodside. As of June 29, 2005, Mette, Evans & Woodside and its attorneys owned an aggregate of approximately 35,740 shares of Community common stock. James A. Ulsh, a shareholder and employee of Mette, Evans & Woodside, is a director of Community.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

         Pennsylvania law provides that a Pennsylvania corporation may indemnify directors, officers, employees, and agents of the corporation against liabilities they may incur in such capacities for any action taken or any failure to act, whether or not the corporation would have the power to indemnify the person under any provision of law, unless such action or failure to act is determined by a court to have constituted recklessness or willful misconduct. Pennsylvania law also permits the adoption of a bylaw amendment, with the approval of a corporation's shareholders, providing for the elimination of a director's liability for monetary damages for any action taken or any failure to act unless (1) the director has breached or failed to perform the duties of his office and (2) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

         Community's articles of incorporation and bylaws have provisions providing for (1) indemnification of directors, officers, employees, and agents of the Registrant and of its subsidiaries, and (2) the elimination of a director's liability for monetary damages, each to the full extent permitted by Pennsylvania law, which provisions shall not be amended except as required by applicable law or except to make changes permitted by law that would enlarge the Indemnified Parties' right to indemnification.

         Directors and officers are also insured against certain liabilities for their actions, as such, by an insurance policy obtained by Community.

Item 7.  Exemption from Registration Claimed.
         -----------------------------------

         Not applicable.

Item 8.  Exhibits.
         --------

          4.1 Community Banks, Inc. Substitute PennRock Financial Services Corp. Omnibus Stock Plan.

          4.2 Rights Agreement dated as of February 28, 2002, between Community Banks, Inc. and Community Banks including as Exhibit "A" the Form of Rights Certificate and as Exhibit "B" the Summary of Rights Agreement (Incorporated by reference to Exhibit 1 to Community's registration statement on Form 8-A, filed with the Securities and Exchange Commission on February 27, 2002).

          4.3 Amended and Restated Articles of Incorporation (Incorporated by reference to annex B to Community's Form 424(b)(3) Prospectus, filed with the Securities and Exchange Commission on April 26,
               2005).

          4.4 Amended By-Laws (Incorporated by reference to Exhibit 3.2, attached to Community's Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, filed with the Securities and Exchange Commission on May 15, 2003).

          5 Opinion re: Legality and Consent of Mette, Evans and Woodside., special counsel to Community.

          23.1 Consent of Beard Miller Company LLP.

          23.2 Consent of PricewaterhouseCoopers LLP.

          23.3 Consent  of  Mette,  Evans  and  Woodside,   special  counsel  to
               Community (included in Exhibit 5).

          24   Power of Attorney.

Item 9.  Undertakings.
         ------------

         (a) The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, unless the information required to be included in such post-effective amendment is contained in a periodic report filed by the Registrant pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934 that is incorporated herein by reference;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, unless the information required to be included in such post-effective amendment is contained in a periodic report filed by the Registrant pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934 that is incorporated herein by reference;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liability (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Harrisburg, Commonwealth of Pennsylvania, on this 11th day of July 2005.

                                  COMMUNITY BANKS, INC.
                                  (Registrant)


                                  By /s/ Donald F. Holt
                                     -------------------------------
                                  Donald F. Holt
                                  Executive Vice President and
                                  Chief Financial Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

         Signature                          Title
         ---------                          -----

/s/ Eddie L. Dunklebarger                  President, Chairman and CEO                          July 1, 2005
--------------------------------           (Principal Executive Officer)
        (Eddie L. Dunklebarger)


/s/ Donald F. Holt                         Ex. Vice President and                               July 1, 2005
--------------------------------           Chief Financial Officer
        (Donald F. Holt)                   (Principal Financial Officer and
                                           Principal Accounting Officer)

/s/ Ronald E. Boyer                        Director                                             July 1, 2005
--------------------------------
        (Ronald E. Boyer)

/s/ Sandra J. Bricker                      Director                                             July 1, 2005
--------------------------------
        (Sandra J. Bricker)

                                           Director                                             July 1, 2005
--------------------------------
        (Peter DeSoto)

                                           Director                                             July 1, 2005
--------------------------------
        (Aaron S. Kurtz)





                                           Director                                             July 1, 2005
--------------------------------
        (Earl L. Mummert)

/s/ Scott J. Newkam                        Director                                             July 1, 2005
--------------------------------
        (Scott J. Newkam)


/s/ Melvin Pankuch                         Director                                             July 1, 2005
--------------------------------
        (Melvin Pankuch)

/s/ Robert W. Rissinger                    Director                                             July 1, 2005
--------------------------------
        (Robert W. Rissinger)

/s/ Allen Shaffer                          Director                                             July 1, 2005
--------------------------------
        (Allen Shaffer)

/s/ John W. Taylor, Jr.                    Director                                             July 1, 2005
--------------------------------
        (John W. Taylor, Jr.)

/s/ James A. Ulsh                          Director                                             July 1, 2005
--------------------------------
        (James A. Ulsh)

/s/ Dale M. Weaver                         Director                                             July 1, 2005
--------------------------------
        (Dale M. Weaver)

                                           Director                                             July 1, 2005
--------------------------------
        (Glenn H. Weaver)

/s/ Robert K. Weaver                       Director                                             July 1, 2005
--------------------------------
      (Robert K. Weaver)


                                  EXHIBIT INDEX

Exhibit
-------

          4.1 Community Banks, Inc. Substitute PennRock Financial Services Corp. Omnibus Stock Plan.

          4.2 Rights Agreement dated as of February 28, 2002, between Community Banks, Inc. and Community Banks including as Exhibit "A" the Form of Rights Certificate and as Exhibit "B" the Summary of Rights Agreement (Incorporated by reference to Exhibit 1 to Community's registration statement on Form 8-A, filed with the Securities and Exchange Commission on February 27, 2002).

          4.3 Amended and Restated Articles of Incorporation (Incorporated by reference to annex B to Community's Form 424(b)(3) Prospectus, filed with the Securities and Exchange Commission on April 26,
               2005).

          4.4 Amended By-Laws (Incorporated by reference to Exhibit 3.2, attached to Community's Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, filed with the Securities and Exchange Commission on May 15, 2003).

          5 Opinion re: Legality and Consent of Mette, Evans and Woodside., special counsel to Community.

          23.1 Consent of Beard Miller Company LLP.

          23.2 Consent of PricewaterhouseCoopers LLP.

          23.3 Consent  of  Mette,  Evans  and  Woodside,   special  counsel  to
               Community (included in Exhibit 5).

          24   Power of Attorney.